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                                                 2444 Wilshire Blvd.
                                                 Suite 414
                                                 Santa Monica, CA 90403
                                                 Ph. 310.829.9590


                ULTIMATE SPORTS ENTERTAINMENT, INC.

                                                 January 20, 2000

MICHAEL JOHNSON
MJ SPORTS
2936 WEST CANYON AVE.
SAN DIEGO, CA 92123

Dear Michael:

The following will constitute the Agreement, by and between MJ Sports and Ultimate Sports Entertainment, Inc.:

    The term will cover the 2000 Major League Baseball Season, beginning January 1, 2000 and ending with the 2000 World Series. MJ Sports will have exclusive in-stadium concession rights to distribute for sale Ultimate Sports non-premium comic books featuring Major League
    Baseball Players as animated cartoon superheroes. MJ Sports will have the right to pursue specific team "custom comics" for in-stadium non-premium concession sales as well. Ultimate Sports will pay MJ Sports a comission of $.10 (ten cents) per comic book sold, with said comission payable within 10 days of Ultimate Sports receipt of payment from the in-stadium concessionaire. MJ Sports agrees that the teams will pay all freight/shipping costs.

If the terms of the Agreement above are acceptable, please indicate so by signing in the space provided below.


/s/ Michael Johnson
--------------------
Michael Johnson
MJ Sports                              Sincerely,

                                       /s/ Frederick R. Licht

                                       Frederick R. Licht, Esq.